Exhibit 23

Consent of Independent Auditors

We have issued our report dated May 23, 2005, accompanying the financial statements of Stealth Microwave, Inc. as of and for the years ended December 31, 2004 and 2003 appearing in Amendment No. 1 to the Current Report on Form 8-K/A dated June 10, 2005 of Micronetics, Inc. We hereby consent to the incorporation by reference of said report in Registration Statement Numbers 33-80151 and 333-46646 on Form S-8.

/s/ ROSENBERG RICH BAKER BERMAN & COMPANY
ROSENBERG RICH BAKER BERMAN & COMPANY

Bridgewater, NJ

August 26, 2005